EXHIBIT 21


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                                                                      Exhibit 21

FOR BETTER LIVING, INC. AND SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT
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The following is a list of subsidiaries and  sub-subsidiaries,  each of which is wholly-owned and included in the Registrant's consolidated financial statements:

                                                                 State of
               Subsidiary                                      Incorporation
               ----------                                      -------------

   The Quikset Organization                                    California
   Associated Concrete Products, Inc.                          California
   DeKalb Concrete Products, Inc.                              Georgia
   Dalworth Concrete Products, Inc.                            Texas
   Associated Plastics, Inc.                                   California
   Surfer Publications                                         California
   BLI Facilities, Inc.                                        California
   BLI Investments                                             California

All unnamed subsidiaries, when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.